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Exhibit 10.10b

AMPHASTAR PHARMACEUTICALS, INC.

March 27, 2006

Organon USA Inc.
56 Livingston Ave.
Roseland, NJ, 07068
Attention: Huib Costermans, Chief Financial Officer

Re:    Amendment to Settlement Agreement and Asset Sale Agreement

        This is to confirm our understanding concerning the $6 million final payment (the "Payment") owed in February 2006 by Amphastar to Organon under the Settlement Agreement dated December 20, 2004, and the Asset Sale Agreement entered into by the parties in 2003, as amended, pertaining to the sale of the U.S. product rights to Cortrosyn.

        In consideration of a loan fee of $75,000 (the "Fee") and the mutual promises contained herein, Amphastar agrees to make the Payment to Organon as follows:

  1.
  $1 million to be received by Organon no later than March 31, 2006;

  2.
  $1 million to be received by Organon no later than April 30, 2006;

  3.
  $1 million to be received by Organon no later than May 31, 2006; and

  4.
  $3 million to be received by Organon no later than June 30, 2006.

        In addition, each above payment shall be accompanied by one month's interest on the declining principal balance (the "DPB") at the rate of 7.5% per annum (calculated as one-twelfth × .075 × the DPB), totaling $112,500 in interest. The March 31 payment shall be accompanied by the Fee.

        Amphastar understands that the timely payment of the above amounts is of importance to the IPO of Organon Biosciences and Amphastar shall use best efforts to ensure timely payments. If Amphastar fails to make any of the above payments on a timely basis, the past due amount shall bear interest from the due date until paid at a rate of 15% per annum.

        Simultaneously with the last payment hereunder, Organon will release all of its security interest in Cortrosyn created by the Security Agreement between the parties and cooperate fully with Amphastar in connection with such release, including but not limited to filing all UCC termination statements and returning the originals of the Special Power of Attorney to Amphastar.

        To signify your agreement to the foregoing, please execute this letter agreement in the space provided below, and return it to me by fax.

Sincerely,

/s/ DAVID W. NASSIF David W. Nassif Chief Financial Officer Amphastar Pharmaceuticals, Inc.

AGREED AND ACCEPTED:

Organon USA Inc.

By	/s/ H. COSTERMAN
Its	VP
By	/s/ PATRICK J. OSINSKI
Its	VP & GC

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Exhibit 10.10b